UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

PACIFIC OFFICE PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10188 Telesis Court, Suite 222 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 882-9500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Subscription Agreement

On January 3, 2011, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), entered into a Subscription Agreement (the “Subscription Agreement”) with Shidler Equities, L.P., a Hawaii limited partnership (“Shidler Equities”), JRI Equities, LLC, a California limited liability company (“JRI Equities”), MJR Equities, LLC, a California limited liability company (“MJR Equities”), Reynolds Partners, L.P., a Hawaii limited partnership (“Reynolds Partners”), James C. Reynolds Revocable Living Trust (“Reynolds Trust”) and Lawrence J. Taff (collectively, the “Private Placement Purchasers”). Shidler Equities is controlled by Jay H. Shidler, the chairman of the Company’s Board of Directors. JRI Equities is controlled by James R. Ingebritsen, the Company’s President and Chief Executive Officer. MJR Equities is controlled by Matthew J. Root, the Company’s Chief Investment Officer. Mr. Taff is the Company’s Executive Vice President, Honolulu Operations. Reynolds Partners and Reynolds Trust are controlled by James C. Reynolds, an individual that is currently the beneficial owner of more than 5% of the Company’s common stock, par value $.0001 per share (“Common Stock”).

Under the Subscription Agreement, the Private Placement Purchasers have agreed to purchase, and the Company has agreed to issue, an aggregate of $12.0 million of Common Stock (the “Private Placement Shares”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The Private Placement Shares will be purchased concurrent with the completion of the Company’s proposed registered public offering of Common Stock (the “Offering”) pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-169729) originally filed with the Securities and Exchange Commission on October 4, 2010. The Private Placement Shares will be purchased at a price per share equal to the public offering price of shares of Common Stock in the Offering and without payment by the Company of any underwriting discount or commission (the “Per-Share Public Offering Price”). Under the Subscription Agreement, Shidler Equities has agreed to purchase $10,700,000 of the Private Placement Shares, Reynolds Partners and Reynolds Trust have each agreed to purchase $500,000 of the Private Placement Shares and JRI Equities, MJR Equities and Mr. Taff have each agreed to purchase $100,000 of the Private Placement Shares. The closing of the purchase and issuance of the Private Placement Shares is subject to the satisfaction of customary closing conditions, including the completion of the Offering. If the Offering is not completed prior to February 28, 2011, then the Subscription Agreement will automatically terminate on that date and the Private Placement Purchasers will be under no obligation to purchase, and the Company will be under no obligation to issue, the Private Placement Shares under the Subscription Agreement.

Exchange Agreement

On January 3, 2011, Pacific Office Properties, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), entered into an Exchange Agreement (the “Exchange Agreement”) with the Company and certain entities controlled by Mr. Shidler, Mr. Ingebritsen, Mr. Root and Mr. Reynolds, and Mr. Reynolds and Mr. Taff individually (collectively, the “Exchange Agreement Parties”). Under the Exchange Agreement, certain of the Exchange Agreement Parties have agreed to exchange (the “Exchange”)

all principal and accrued but unpaid interest outstanding under unsecured promissory notes issued by the Operating Partnership (which totaled approximately $25.4 million in the aggregate as of December 31, 2010) for common units of the Operating Partnership at a price per unit equal to the Per-Share Public Offering Price. Under the Exchange Agreement, the Exchange will occur concurrent with the completion of the Offering. The closing of the Exchange is subject to the satisfaction of customary closing conditions, including the completion of the Offering. If the Offering is not completed prior to February 28, 2011, then the Exchange Agreement will automatically terminate on that date and the Exchange Agreement Parties and the Operating Partnership will be under no obligation to complete the Exchange under the Exchange Agreement.

Stock Purchase, Representation, Warranty and Indemnity Agreement

On January 3, 2011, the Operating Partnership entered into a Stock Purchase, Representation, Warranty and Indemnity Agreement (the “SPRWI Agreement”) with Mr. Shidler, JRI Equities II, LLC, a California limited liability company controlled by Mr. Ingebritsen (“JRI Equities II”), MJR Equities, Mr. Taff and Mr. Reynolds (the “Advisor Sellers”). Under the SPRWI Agreement, each of the Advisor Sellers has agreed to sell to the Operating Partnership, and the Operating Partnership has agreed to purchase, all of each Advisor Seller’s shares of common stock (“Advisor Shares”) of Pacific Office Management, Inc., a Delaware corporation and the Company’s external advisor (the “Advisor”). The closing of the purchase and sale of the Advisor Shares will result in the Advisor becoming a wholly owned subsidiary of the Operating Partnership and the internalization of the Company’s management (the “Internalization”). The Company expects that the purchase and sale of the Advisor Shares will occur immediately following the completion of the Offering. The aggregate purchase price for the Advisor Shares will be $25,000.

Under the SPRWI Agreement, the Sellers have made certain representations and warranties related to the Advisor Shares and the operations of the Advisor. To secure the Sellers’ indemnification obligations under the SPRWI Agreement, as an exclusive remedy the Sellers have agreed to deposit shares of Common Stock or common units of the Operating Partnership into escrow with an aggregate value of $2,000,000 valued at a price per share or unit equal to the Per-Share Public Offering Price. The Operating Partnership will only be entitled to be indemnified from the assets held in escrow for losses that in the aggregate exceed $200,000. The closing of the purchase and sale of the Advisor Shares is subject to the satisfaction of customary closing conditions, including the completion of the Offering. If the Offering is not completed prior to February 28, 2011, then the SPRWI Agreement will automatically terminate on that date and the Advisor Sellers and the Operating Partnership will be under no obligation to complete the purchase and sale of the Advisor Shares under the SPRWI Agreement.

Stock Purchase Agreement

On January 3, 2011, in connection with the Internalization, the Company entered into a Stock Purchase Agreement (the “PVPS Stock Purchase Agreement”) with the Advisor. Under the PVPS Stock Purchase Agreement, the Company agreed to repurchase from the Advisor, and the Advisor agreed to sell, the Company’s one outstanding share of Proportionate Voting Preferred Stock (the “PVPS”). The purchase price for the PVPS will be $100. The Company expects that the repurchase of the PVPS will occur immediately following the completion of the Offering. The closing of the repurchase of the PVPS is subject to the satisfaction of customary closing conditions, including the completion of the Offering. If the Offering is not completed prior to February 28, 2011, then the PVPS Stock Purchase Agreement will automatically terminate on that date and the Company will be under no obligation to repurchase, and the Advisor will be under no obligation to sell, the PVPS under the PVPS Stock Purchase Agreement.

Amended and Restated Advisory Agreement Termination Agreement

On January 3, 2011, in connection with the Internalization, the Company, the Operating Partnership and the Advisor entered into an Amended and Restated Advisory Agreement Termination Agreement (the “Termination Agreement”). Under the Termination Agreement, the parties have agreed to terminate the Amended and Restated Advisory Agreement dated March 3, 2009, as amended on September 25, 2009, November 1, 2010 and December 7, 2010 (as amended, the “Advisory Agreement”). Under the Termination Agreement, the Advisory Agreement will be terminated immediately after the effective time of the repurchase of the PVPS. If the Offering is not completed prior to February 28, 2011, then the Termination Agreement will automatically terminate on that date and the parties will be under no obligation to terminate the Advisory Agreement under the Termination Agreement.

Master Amendment to Certain Contribution Agreements

On January 3, 2011, the Operating Partnership and POP Venture, LLC, a Delaware limited liability company controlled by Mr. Shidler (“Venture”), entered into a Master Amendment to Certain Contribution Agreements (the “Master Amendment”). Under the Master Amendment, the parties have agreed to effect certain amendments to the tax protection provided by the Operating Partnership to Venture under nine separate Contribution Agreements, each dated November 2, 2006 (the “Contribution Agreements”). The Contribution Agreements were entered into in connection with the contribution to the Operating Partnership in 2008 of our Waterfront Plaza, Davies Pacific Center, Pan Am Building, First Insurance Center, Pacific Business News Building, Clifford Center, City Square and Sorrento Technology Center properties and our interest in the Seville Plaza joint venture (the “Tax Protected Properties”). The Master Amendment removes from each Contribution Agreement the requirement that the Operating Partnership refrain from selling any of the Tax Protected Properties through March 19, 2018 (other than pursuant to a tax-deferred exchange effectuated in compliance with Section 1031 of the Internal Revenue Code of 1986, as amended). The amendments to the Contribution Agreements will become effective concurrently with the completion of the Offering. If the Offering is not completed prior to February 28, 2011, then the Master Amendment will automatically terminate on that date and no amendments to the Contribution Agreements will occur.

Item 1.02.	Termination of a Material Definitive Agreement.

The information disclosed under the heading “Amended and Restated Advisory Agreement Termination Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed under the headings “Subscription Agreement” and “Exchange Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Subscription Agreement, dated as of January 3, 2011, among Pacific Office Properties Trust, Inc. and the persons named therein (previously filed as Exhibit 10.50 to the Company’s Amendment No. 1 to Form S-11 filed January 3, 2011 (File No. 333-169729) and incorporated herein by reference).

10.2	Exchange Agreement, dated as of January 3, 2011, among Pacific Office Properties, L.P. and the persons named therein (previously filed as Exhibit 10.51 to the Company’s Amendment No. 1 to Form S-11 filed January 3, 2011 (File No. 333-169729) and incorporated herein by reference).

10.3	Stock Purchase, Representation, Warranty and Indemnity Agreement, dated as of January 3, 2011, among Pacific Office Properties, L.P., Jay H. Shidler, JRI Equities II, LLC, MJR Equities, LLC, Lawrence J. Taff and James C. Reynolds (previously filed as Exhibit 10.52 to the Company’s Amendment No. 1 to Form S-11 filed January 3, 2011 (File No. 333-169729) and incorporated herein by reference).

10.4	Amended and Restated Advisory Agreement Termination Agreement, dated as of January 3, 2011, among Pacific Office Properties Trust, Inc., Pacific Office Properties, L.P. and Pacific Office Management, Inc. (previously filed as Exhibit 10.53 to the Company’s Amendment No. 1 to Form S-11 filed January 3, 2011 (File No. 333-169729) and incorporated herein by reference).

10.5	Stock Purchase Agreement, dated as of January 3, 2011, between Pacific Office Properties Trust, Inc. and Pacific Office Management, Inc. (previously filed as Exhibit 10.54 to the Company’s Amendment No. 1 to Form S-11 filed January 3, 2011 (File No. 333-169729) and incorporated herein by reference).

10.6	Master Amendment to Certain Contribution Agreements, dated as of January 3, 2011, between Pacific Office Properties, L.P. and POP Venture, LLC. (previously filed as Exhibit 10.55 to the Company’s Amendment No. 1 to Form S-11 filed January 3, 2011 (File No. 333-169729) and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:	/s/ Michael C. Burer
Name:	Michael C. Burer
Title:	Executive Vice President – Operations

Dated: January 7, 2011